                                                                    EXHIBIT 99.2

-------------------------------------------------------------------------------
    FIRST HOUSTON BANCSHARES, INC.
    AND SUBSIDIARIES
    Consolidated Financial Statements for the
    Years Ended December 31, 1996 and 1995
    and Independent Auditors' Report

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of First Houston Bancshares, Inc.:

     We have audited the accompanying consolidated balance sheets of First Houston Bancshares, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of First Houston Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Houston, Texas
January 27, 1997
(February 5, 1997 as to Note 21 and July 8, 1997
as to paragraphs 2, 3 and 4 of Note 14)

                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                             DECEMBER 31,
                                                                      ---------------------------
                                                     MARCH 31, 1997       1996           1995
                                                     --------------   ------------   ------------
                                                      (UNAUDITED)
Cash and due from banks (Note 3)...................    $  3,356,594   $  6,848,593   $  4,991,384
Federal funds sold.................................       5,362,136     10,562,900     13,633,236
                                                       ------------   ------------   ------------
  Cash and cash equivalents........................       8,718,730     17,411,493     18,624,620
Interest-bearing deposits..........................                                        95,000
Investment securities available for sale, at fair
  value (amortized cost of $53,355,460 and
  $48,992,487 at December 31, 1996 and 1995,
  respectively) (Note 4)...........................      53,080,597     53,212,387     48,863,899
Loans held for sale................................         204,546        237,789        213,962
Loans (Notes 5 and 6)..............................      61,158,741     56,658,101     48,516,344
Less allowance for credit losses (Note 7)..........        (563,843)      (474,834)      (558,464)
                                                       ------------   ------------   ------------
  Loans, net.......................................      60,594,898     56,183,267     47,957,880
Premises and equipment, net (Note 8)...............       2,846,456      2,773,446      2,631,899
Real estate acquired by foreclosure................          37,246         37,246
Accrued interest receivable........................       1,235,813      1,266,598      1,359,642
Other assets.......................................       1,800,950      1,134,885        876,588
                                                       ------------   ------------   ------------
          TOTAL....................................    $128,519,236   $132,257,111   $120,623,490
                                                       ============   ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits:
     Noninterest-bearing...........................    $ 21,923,945   $ 27,012,016   $ 24,750,594
     Interest-bearing (Note 9).....................      96,969,493     95,919,404     87,650,004
                                                       ------------   ------------   ------------
          Total deposits...........................     118,893,438    122,931,420    112,400,598
Accrued interest payable...........................         125,523        119,527        164,719
Net deferred tax (asset) liability (Note 15).......          (4,258)        (4,258)       276,480
Payable to Altair..................................          77,586         77,586        106,049
Other liabilities..................................       1,558,071      1,535,664         86,555
                                                       ------------   ------------   ------------
          Total liabilities........................     120,650,360    124,659,939    113,034,401
                                                       ------------   ------------   ------------
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY (Notes 13, 14 and 17):
  Common stock, $1 par value; 3,500,000 shares
     authorized and 2,098,238 and 2,096,238 shares
     issued and outstanding at December 31, 1996
     and 1995, respectively........................       2,098,238      2,098,238      2,096,238
  Cumulative convertible 8% preferred stock, $40
     par and liquidation value; 200,000 shares
     authorized and 21,375 shares issued and
     outstanding...................................         855,000        855,000        855,000
  Capital surplus..................................       6,183,614      6,183,614      6,178,994
  Accumulated deficit (Note 2).....................      (1,112,613)    (1,445,255)    (1,456,275)
  Unrealized loss on available-for-sale investment
     securities, net of taxes of $48,647 and
     $43,720 at December 31, 1996 and 1995,
     respectively..................................        (155,362)       (94,426)       (84,868)
                                                       ------------   ------------   ------------
          Total stockholders' equity...............       7,868,876      7,597,171      7,589,089
                                                       ------------   ------------   ------------
          TOTAL....................................    $128,519,236   $132,257,111   $120,623,490
                                                       ============   ============   ============

                See notes to consolidated financial statements.

                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                      FOR THE THREE MONTHS
                                         ENDED MARCH 31,          FOR THE YEARS ENDED DECEMBER 31,
                                     -----------------------    ------------------------------------
                                        1997         1996          1996         1995         1994
                                     ----------   ----------    ----------   ----------   ----------
                                           (UNAUDITED)
INTEREST INCOME:
  Loans, including fees............  $1,575,239   $1,271,612    $5,464,927   $5,025,868   $3,716,787
  Taxable investment securities....     730,842      650,077     2,672,769    2,190,159      893,508
  Federal funds sold...............      57,900      110,166       620,666      317,993      129,858
                                     ----------   ----------    ----------   ----------   ----------
          Total interest income....   2,363,981    2,031,855     8,758,362    7,534,020    4,740,153
                                     ----------   ----------    ----------   ----------   ----------
INTEREST EXPENSE:
  Deposits.........................     790,994      706,407     3,080,182    2,673,540    1,302,847
  Federal funds purchased..........       4,090                                  40,671          857
                                     ----------   ----------    ----------   ----------   ----------
          Total interest expense...     795,084      706,407     3,080,182    2,714,211    1,303,704
                                     ----------   ----------    ----------   ----------   ----------
NET INTEREST INCOME................   1,568,897    1,325,448     5,678,180    4,819,809    3,436,449
PROVISION FOR CREDIT LOSSES (Note
  7)...............................      80,000       47,500       230,000      230,000      505,000
                                     ----------   ----------    ----------   ----------   ----------
NET INTEREST INCOME AFTER PROVISION
  FOR CREDIT LOSSES................   1,488,897    1,277,948     5,448,180    4,589,809    2,931,449
                                     ----------   ----------    ----------   ----------   ----------
NONINTEREST INCOME:
  Customer service fees............     122,241       99,758       453,836      401,212      495,307
  Other............................      28,940       60,573       180,231      130,609      109,210
                                     ----------   ----------    ----------   ----------   ----------
          Total noninterest
            income.................     151,181      160,331       634,067      531,821      604,517
                                     ----------   ----------    ----------   ----------   ----------
NONINTEREST EXPENSE:
  Salaries and employee benefits...     479,277      434,885     2,839,612    2,078,395    1,313,448
  Net occupancy expense............     133,609       97,834       441,129      364,676      263,776
  Licensing fees...................     116,400       97,979       409,834      337,500
  Data processing..................      76,804       71,572       320,690      294,189      256,760
  Legal and professional...........      96,218       69,989       273,190      233,601      152,509
  Federal Deposit Insurance
     Corporation assessment........       2,073          652         2,152       92,606      123,123
  Other............................     231,996      235,421       933,387      646,899      603,779
                                     ----------   ----------    ----------   ----------   ----------
          Total noninterest
            expense................   1,136,377    1,008,332     5,219,994    4,047,866    2,713,395
                                     ----------   ----------    ----------   ----------   ----------
INCOME BEFORE INCOME TAXES.........     503,701      429,947       862,253    1,073,764      822,571
PROVISION FOR INCOME TAXES (Note
  15)..............................     171,059      128,567       363,184      256,957      271,794
                                     ----------   ----------    ----------   ----------   ----------
NET INCOME.........................  $  332,642   $  301,380    $  499,069   $  816,807   $  550,777
                                     ==========   ==========    ==========   ==========   ==========
NET INCOME PER COMMON AND COMMON
  EQUIVALENT SHARE (Note 18).......  $     0.15   $     0.14    $     0.20   $     0.43   $     0.39
                                     ==========   ==========    ==========   ==========   ==========

                See notes to consolidated financial statements.

                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                            UNREALIZED LOSS ON
                                         COMMON STOCK         PREFERRED STOCK                               AVAILABLE-FOR-SALE
                                    ----------------------   -----------------    CAPITAL     ACCUMULATED      SECURITIES,
                                     SHARES       AMOUNT     SHARES    AMOUNT     SURPLUS       DEFICIT        NET OF TAXES
                                    ---------   ----------   ------   --------   ----------   -----------   ------------------
BALANCE AT JANUARY 1, 1994........  1,231,738   $1,231,738   21,375   $855,000   $3,754,861   $(1,201,956)      $  (9,092)
  Net income......................                                                               550,777
  Cash dividends paid on common
    stock, at $.15 per share......                                                              (184,859)
  Cash dividends paid on preferred
    stock, at $3.20 per share.....                                                               (68,400)
  Change in unrealized loss on
    available-for-sale investment
    securities, net of tax........                                                                               (642,563)
                                    ---------   ----------   ------   --------   ----------   -----------       ---------
BALANCE AT DECEMBER 31, 1994......  1,231,738    1,231,738   21,375    855,000    3,754,861     (904,438)        (651,655)
  Net income......................                                                               816,807
  Sale of common stock, at $4.00
    per share.....................    864,500      864,500                        2,424,133
  Cash dividends paid on common
    stock, at $.20 per share......                                                              (405,874)
  Cash dividends paid on preferred
    stock, at $3.20 per share.....                                                               (68,400)
  Dividend-in-kind................                                                              (894,370)
  Change in unrealized loss on
    available-for-sale investment
    securities, net of tax........                                                                                566,787
                                    ---------   ----------   ------   --------   ----------   -----------       ---------
BALANCE AT DECEMBER 31, 1995......  2,096,238    2,096,238   21,375    855,000    6,178,994   (1,456,275)         (84,868)
  Net income......................                                                               499,069
  Stock options exercised, at
    $3.31 per share...............      2,000        2,000                            4,620
  Cash dividends paid on common
    stock, at $.20 per share......                                                              (419,649)
  Cash dividends paid on preferred
    stock, at $3.20 per share.....                                                               (68,400)
  Change in unrealized loss on
    available-for-sale investment
    securities, net of tax........                                                                                 (9,558)
                                    ---------   ----------   ------   --------   ----------   -----------       ---------
BALANCE AT DECEMBER 31, 1996......  2,098,238    2,098,238   21,375    855,000    6,183,614   (1,445,255)         (94,426)
  Net income......................                                                               332,642
    Change in unrealized loss on
      available-for-sale
      investment securities, net
      of tax......................                                                                                (60,937)
                                    ---------   ----------   ------   --------   ----------   -----------       ---------
BALANCE AT MARCH 31, 1997
  (UNAUDITED).....................  2,098,238   $2,098,238   21,375   $855,000   $6,183,614   $(1,112,613)      $(155,362)
                                    =========   ==========   ======   ========   ==========   ===========       =========


                                        TOTAL
                                    STOCKHOLDERS'
                                       EQUITY
                                    -------------
BALANCE AT JANUARY 1, 1994........   $4,630,551
  Net income......................      550,777
  Cash dividends paid on common
    stock, at $.15 per share......     (184,859)
  Cash dividends paid on preferred
    stock, at $3.20 per share.....      (68,400)
  Change in unrealized loss on
    available-for-sale investment
    securities, net of tax........     (642,563)
                                     ----------
BALANCE AT DECEMBER 31, 1994......    4,285,506
  Net income......................      816,807
  Sale of common stock, at $4.00
    per share.....................    3,288,633
  Cash dividends paid on common
    stock, at $.20 per share......     (405,874)
  Cash dividends paid on preferred
    stock, at $3.20 per share.....      (68,400)
  Dividend-in-kind................     (894,370)
  Change in unrealized loss on
    available-for-sale investment
    securities, net of tax........      566,787
                                     ----------
BALANCE AT DECEMBER 31, 1995......    7,589,089
  Net income......................      499,069
  Stock options exercised, at
    $3.31 per share...............        6,620
  Cash dividends paid on common
    stock, at $.20 per share......     (419,649)
  Cash dividends paid on preferred
    stock, at $3.20 per share.....      (68,400)
  Change in unrealized loss on
    available-for-sale investment
    securities, net of tax........       (9,558)
                                     ----------
BALANCE AT DECEMBER 31, 1996......    7,597,171
  Net income......................      332,642
    Change in unrealized loss on
      available-for-sale
      investment securities, net
      of tax......................      (60,937)
                                     ----------
BALANCE AT MARCH 31, 1997
  (UNAUDITED).....................   $7,868,876
                                     ==========

                See notes to consolidated financial statements.

                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          FOR THE THREE MONTHS
                                             ENDED MARCH 31,              FOR THE YEARS ENDED DECEMBER 31,
                                       ---------------------------   ------------------------------------------
                                           1997           1996           1996           1995           1994
                                       ------------   ------------   ------------   ------------   ------------
                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $    332,642   $    301,380   $    499,069   $    816,807   $    550,777
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    (Gain) loss on sale of
      available-for-sale investment
      securities.....................                      (38,729)       (86,621)           645            177
    Amortization and accretion of
      premiums and discounts on
      investment securities, net.....        57,128         91,032        268,398        123,249          4,379
    Provision for credit losses......        80,000         47,500        230,000        230,000        505,000
    Deferred income tax expense......                                     280,738        166,899        168,819
    Depreciation and amortization....        91,927         74,040        302,795        351,280        217,510
    Decrease (increase) in accrued
      interest receivable............        30,785        (46,330)        93,044       (662,175)      (385,422)
    Decrease (increase) in other
      assets.........................      (666,065)      (339,412)      (814,849)      (418,129)       (62,336)
    (Decrease) increase in accrued
      interest payable...............         5,996          9,477        (45,192)        57,875         52,954
    Increase in other liabilities....        22,406        484,914      1,449,109         91,579       (163,816)
    Increase in payable to Altair....                                     (28,463)       106,049
                                       ------------   ------------   ------------   ------------   ------------
         Total adjustments...........      (377,823)       282,492      1,648,959         47,272        337,265
                                       ------------   ------------   ------------   ------------   ------------
         Net cash provided by
           operating activities......       (45,181)       583,872      2,148,028        864,079        888,042
                                       ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease (increase) in
    interest-bearing deposits in
    banks............................                                      95,000        (95,000)
  Proceeds from sales of
    available-for-sale investment
    securities.......................                    1,900,000     19,433,913      5,401,110      1,606,360
  Proceeds from maturities of
    available-for-sale investment
    securities.......................    13,000,000      3,200,000     30,521,429     35,100,000
  Purchases of available-for-sale
    investment securities............   (12,988,180)    (8,434,549)   (54,506,251)   (66,190,212)   (16,687,933)
  Proceeds from paydowns on
    investments secured by
    mortgages........................        10,914            386          6,160         96,667        102,522
  Net increase in loans..............    (4,467,397)      (269,451)    (8,516,460)    (4,930,855)   (10,903,101)
  Purchase of premises and
    equipment........................      (164,936)       (65,381)      (471,054)      (716,701)      (155,749)
  Disposal of premises and
    equipment........................                                      26,714
  Increase in deferred software
    costs............................                                                     (8,448)      (190,034)
                                       ------------   ------------   ------------   ------------   ------------
         Net cash used in investing
           activities................    (4,609,599)    (3,668,995)   (13,410,549)   (31,343,439)   (26,227,935)
                                       ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in deposit
    accounts.........................    (4,037,983)    (7,654,816)    10,530,822     42,836,953     17,539,496
  Proceeds from issuance of common
    stock............................                                                      6,620      3,288,633
  Dividend-in-kind...................                                                   (648,555)
  Payment of cash dividends..........                                    (488,048)      (474,274)      (253,259)
                                       ------------   ------------   ------------   ------------   ------------
         Net cash provided by
           financing activities......    (4,037,983)    (7,654,816)    10,049,394     45,002,757     17,286,237
                                       ------------   ------------   ------------   ------------   ------------

                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

NET (DECREASE) INCREASE
IN CASH AND
                                          FOR THE THREE MONTHS
                                             ENDED MARCH 31,              FOR THE YEARS ENDED DECEMBER 31,
                                       ---------------------------   ------------------------------------------
                                           1997           1996           1996           1995           1994
                                       ------------   ------------   ------------   ------------   ------------
                                               (UNAUDITED)
CASH EQUIVALENTS.....................  $ (8,692,763)  $(10,739,939)  $ (1,213,127)  $ 14,523,397   $ (8,053,656)
CASH AND CASH EQUIVALENTS:
  Beginning of year..................    17,411,493     18,624,620     18,624,620      4,101,223     12,154,879
                                       ------------   ------------   ------------   ------------   ------------
  End of year........................  $  8,718,730   $  7,884,681   $ 17,411,493   $ 18,624,620   $  4,101,223
                                       ============   ============   ============   ============   ============
SUPPLEMENTAL INFORMATION:
  Income taxes paid..................                                $    134,741   $     78,702   $    129,000
  Interest paid......................                                   3,125,374      2,708,636      1,250,649

NONCASH INVESTING AND FINANCING
  ACTIVITIES:

     During the year ended December 31, 1996 the Bank acquired real estate through foreclosure of collateral on loans in the amount of $37,246. There were no such transactions during the years ended December 31, 1995 or 1994.

     During the years ended December 31, 1996, 1995 and 1994 the net change in the unrealized loss on investment securities available for sale, net of tax was $(9,558), $566,787 and $(642,563), respectively.

     During December 1995 Bancshares distributed 239,500 shares of $1 par value common stock in Altair representing all of the issued and outstanding common stock to a trustee to be held for distribution to holders of Bancshares common and preferred stock on December 29, 1995 and holders of Bancshares stock options. No gain or loss was recognized from the distribution and the book value of Altair was eliminated against Bancshares retained earnings.

                See notes to consolidated financial statements.

                FIRST HOUSTON BANCSHARES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

     Nature of Operations -- First Houston Bancshares, Inc. ("Bancshares") is a bank holding company that provides retail and commercial banking services through Houston National Bank (the "Bank"), its Texas-chartered bank subsidiary. Bancshares and the Bank are hereafter collectively referred to as the "Company." The Bank provides a broad line of financial products and services to small- to medium-sized businesses and consumers. The Company had an additional subsidiary First Houston Financial Services ("Altair") in 1995 that provided computer software services. Altair was formed in 1994 and was engaged in the development of computer software winch serves certain of the Bank's customers. Altair became an independent trust on December 28, 1995.

     Summary of Significant Accounting and Reporting Policies -- The accounting and reporting policies of the Company conform to generally accepted accounting principles ("GAAP") and the prevailing practices within the banking industry except in regards to the disclosure related to Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock Based Compensation" in Note 14. A summary of significant accounting and reporting policies is as follows:

     Basis of Presentation -- The consolidated financial statements include Bancshares and the Bank. All significant intercompany transactions have been eliminated upon consolidation.

     The accompanying Consolidated Financial Statements and information as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited, and include all adjustments (consisting of only normal recurring adjustments), that are necessary, in the opinion of management, for a fair presentation.

     Use of Estimates -- The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Investment Securities -- All investment securities are classified as available for sale. Investment securities available for sale are carried at fair value. Unrealized gains and losses are excluded from earnings and reported, net of tax, as a separate component of stockholders' equity until realized. Securities within the available-for-sale portfolio may be used as part of the Company's asset and liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or other similar economic factors.

     Premiums and discounts are amortized and accreted to operations using the straight-line method of accounting, adjusted for prepayments as applicable. Tins method of accounting approximates the interest method. The specific identification method of accounting is used to compute gains or losses on the sales of these assets.

     Loans Held for Sale -- Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value. Net unrealized losses are recognized in a valuation allowance by charges to income.

     Loans -- Loans are stated at the principal amounts outstanding, net of unearned discount. Unearned discount relates principally to consumer installment loans and is amortized using the "sum of the digits" method which records interest in proportion to the declining outstanding balances of the loans. This method approximates the interest method. For other loans, such income is recognized using the simple interest method.

     Effective January 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure." SFAS No. 114 applies only to impaired loans, with the exception of groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. SFAS No. 114 defines a loan as impaired if, based on current information and events, it is probable that a creditor will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the loan agreement. Specifically SFAS No. 114 requires that the allowance for credit losses related to impaired loans be determined based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Prior to the adoption of SFAS No. 114, the Bank's methodology for determining the adequacy of the allowance for credit losses did not incorporate the concept of the time value of money and the expected future interest cash flow.

     As permitted by SFAS No. 118, interest revenue received on impaired loans continues to be either applied against principal or realized as interest revenue, according to management's judgment as to the collectibility of principal.

     Nonperforming Loans and Past Due Loans -- Included in the nonperforming loan category are loans which have been categorized by management as nonaccrual because collection of interest is doubtful and loans which have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments.

     When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status. interest accrued during the current year prior to the judgment of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for credit losses. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

     Nonrefundable Fees and Costs Associated with Lending Activities -- Loan origination and commitment fees are recognized as interest income at the time of funding. Related direct costs are not separately allocated to loans but are charged to noninterest expense in the period incurred. The net effect of not recognizing such fees and related costs over the life of the related loan is not considered to be material to the financial statements.

     Allowance for Credit Losses -- The allowance for credit losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance for credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

     Throughout the year, management estimates the likely level of future losses to determine whether the allowance for credit losses is adequate to absorb losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for credit losses and credited to the allowance for credit losses in order to adjust the allowance to a level determined to be adequate to absorb losses.

     Management's judgment as to the level of losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential credit losses and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying values of these assets due to economic, operating, or other conditions beyond the Bank's control.

     It should be understood that estimates of credit losses involve an exercise of judgment. While it is reasonably possible that in the short term the Bank may sustain losses which are substantial in relation to the allowance for credit losses, it is the judgment of management that the allowance for credit losses reflected in the consolidated balance sheets is adequate to absorb estimated losses that exist in the current loan portfolio.

     Premises and Equipment -- Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the periods of the leases or the estimated useful lives, whichever is shorter.

     Real Estate Acquired by Foreclosure -- Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are performed by management and the real estate is carried at the lower of the carrying amount or fair value less cost to sell.

     Federal Income Taxes -- Bancshares files a consolidated federal income tax return. The Bank computes federal income taxes as if it filed a separate return and remits to, or is reimbursed by, Bancshares based on the portion of taxes currently due or refundable.

     Deferred income taxes are accounted for by applying statutory tax rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax assets and liabilities are adjusted to reflect changes in enacted tax laws or rates.

     Realization of net deferred tax assets is dependent on generating sufficient future taxable income. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax assets will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the short term if estimates of future taxable income are reduced.

     Recently Issued Accounting Standards -- Effective January 1, 1996, the Bank adopted SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement establishes accounting standards for recognizing and measuring impairment of long-lived assets to be held and used and for such assets held for disposal. The implementation of this pronouncement did not have a materially adverse effect on the Company's consolidated financial statements.

     Statement of Cash Flows -- For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal finds sold. Generally, federal funds are purchased and sold for one-day periods.

     Earnings per Share -- Earnings per common share and common equivalent share were computed by dividing net income less dividends payable on the cumulative, convertible preferred stock by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The convertible preferred stock is not considered to be the equivalent of common stock because the effective yield of 8% is not less than 66 2/3% of the average AA corporate bond yield at the time of issuance.

     Reclassifications -- Certain amounts in the accompanying consolidated financial statements and related notes as of December 31, 1995 and 1994 have been reclassified to conform to the current year's presentation.

2. DIVIDEND IN KIND

     On December 29, 1995, Bancshares spun off its computer software service business to its stockholders through a transfer of 239,500 shares of $1 par value common stock, constituting all of the issued and outstanding shares of Altair, to a trustee to be held for future distribution to Bancshares stockholders. On May 21, 1996 the Trustee distributed 1 share of Altair common stock for each share of Bancshares preferred stock and 1 share of Altair common stock for every 10 shares of Bancshares common stock owned by Bancshares stockholders of record on December 29, 1995. Holders of options to purchase Bancshares common stock received the right to purchase 1 share of Altair common stock for each option held on December 29, 1995. No gain or loss was recognized from the distribution, and the book value of Altair of $894,370 was eliminated against Bancshares' retained earnings. The following supplemental information is provided regarding the accounts of Altair spun off at the close of business on December 31, 1995:

Assets:
  Cash and cash equivalents.................................  $648,555
  Property and equipment....................................    32,265
  Deferred software costs...................................    98,641
  Other assets..............................................   126,409
                                                              --------
          Total assets......................................   905,870
                                                              --------
Liabilities -- Other liabilities............................    11,500
                                                              --------
Net assets of Altair........................................  $894,370
                                                              ========

     Supplemental Pro Forma Financial Information (Unaudited) -- As a result of the aforementioned distribution, the Company believes that the following pro forma financial information is important to enable the reader to obtain a meaningful understanding of the Company's results of operations. The pro forma financial statements are for informational purposes only to illustrate the estimated effects of the distribution of Altair on the Company on a stand-alone basis and may not necessarily reflect the future results of operations of the Company or what the earnings or results of operations of the Company would have been had Altair operated as a separate, independent company.

                                           1995                                      1994
                          ---------------------------------------   ---------------------------------------
YEARS ENDED DECEMBER 31,  HISTORICAL   ADJUSTMENTS     PRO FORMA    HISTORICAL   ADJUSTMENTS     PRO FORMA
------------------------  ----------   -----------     ----------   ----------   -----------     ----------
Interest income.........  $7,534,020                   $7,534,020   $4,740,153                   $4,740,153
Interest expense........   2,714,211                    2,714,211    1,303,704                    1,303,704
                          ----------                   ----------   ----------                   ----------
Net interest income.....   4,819,809                    4,819,809    3,436,449                    3,436,449
Provision for credit
  losses................     230,000                      230,000      505,000                      505,000
                          ----------                   ----------   ----------                   ----------
Net interest income
  after provision for
  credit losses.........   4,589,809                    4,589,809    2,931,449                    2,931,449
Noninterest income......     531,821    $ 360,188         171,633      604,517                      604,517
Noninterest expense.....   4,047,866      615,902       3,431,964    2,713,395    $ 84,795        2,628,600
                          ----------    ---------      ----------   ----------    --------       ----------
Income (loss) before
  income taxes..........  1,073,764..    (255,714)      1,329,478      822,571     (84,795)         907,366
Provision (benefit) for
  income taxes..........     256,957     (106,049)(a)     363,006      271,794     (28,830)(b)      300,624
                          ----------    ---------      ----------   ----------    --------       ----------
Net income (loss).......  $  816,807    $(149,665)     $  966,472   $  550,777    $(55,965)      $  606,742
                          ==========    =========      ==========   ==========    ========       ==========

---------------

The following is a summary of adjustments reflected on the pro forma condensed statements of income. Following the distribution, in the opinion of management, expenses of the Company would not have differed materially from the amounts remaining in the consolidated financial statements after eliminating those expenses attributable to Altair.

Notes:

(a) To eliminate the historical income and expenses of Altair for the respective periods presented, as if the distribution had occurred on January 1, 1994.

(b) To record the estimated income tax effect for the pro forma adjustments described in Note (a) for the years ended December 31, 1995 and 1994, respectively.

3. CASH AND DUE FROM BANKS

     The Bank is required by the Federal Reserve Bank to maintain average reserve balances. "Cash and due from banks" in the consolidated balance sheets include amounts so restricted of approximately $524,000 and $526,000 at December 31, 1996 and 1995, respectively.

4. INVESTMENT SECURITIES

     The amortized cost and fair value of investments in debt securities are as follows:

                                                         DECEMBER 31, 1996
                                        ---------------------------------------------------
                                                        GROSS        GROSS
                                         AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                           COST         GAINS        LOSSES        VALUE
                                        -----------   ----------   ----------   -----------
Available for sale:
  U.S. Treasury securities and
     obligations of U.S. government
     securities.......................  $53,051,262    $24,154      $155,234    $52,920,182
  Mortgage-backed securities..........      304,198                   11,993        292,205
                                        -----------    -------      --------    -----------
          Total.......................  $53,355,460    $24,154      $167,227    $53,212,387
                                        ===========    =======      ========    ===========

                                                         DECEMBER 31, 1995
                                        ---------------------------------------------------
                                                        GROSS        GROSS
                                         AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                           COST         GAINS        LOSSES        VALUE
                                        -----------   ----------   ----------   -----------
Available for sale:
  U.S. Treasury securities and
     obligations of U.S. government
     securities.......................  $48,682,042    $65,290      $187,424    $48,559,908
  Mortgage-backed securities..........      310,445                    6,454        303,991
                                        -----------    -------      --------    -----------
          Total.......................  $48,992,487    $65,290      $193,878    $48,863,899
                                        ===========    =======      ========    ===========

     The amortized cost and fair value of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             AMORTIZED
                                                               COST        FAIR VALUE
                                                            -----------    -----------
Due in one year or less...................................  $31,126,905    $31,107,325
Due after one year through five years.....................   21,924,357     21,812,857
                                                            -----------    -----------
          Total...........................................   53,051,262     52,920,182
Mortgage-backed securities................................      304,198        292,205
                                                            -----------    -----------
          Total...........................................  $53,355,460    $53,212,387
                                                            ===========    ===========

     Proceeds from sales of investments in available-for-sale debt securities during 1996, 1995 and 1994 were $19,433,913, $5,401,110 and $1,606,360, respectively. Gross gains of $87,332, $4,890 and $5,184 and gross losses of $711, $5,535 and $5,361, respectively, were realized on those sales.

     Investment securities with an amortized cost of $45,223,555 and $46,075,176 and a fair value of $45,176,034 and $45,960,057 at December 31, 1996 and 1995,
respectively, were pledged to secure public deposits, trustee deposits and for other purposes required or permitted by law.

5. LOANS

     The loan portfolio consists of various types of loans made principally to borrowers located in Harris County, Texas, classified by major type as follows:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1996           1995
                                                            -----------    -----------
Commercial, financial and industrial......................  $18,696,559    $18,123,468
Real estate -- mortgage...................................   30,570,344     22,498,077
Real estate -- construction...............................    2,998,316      1,657,167
Installment...............................................    4,364,273      4,947,400
Purchased receivables.....................................      242,875      1,501,928
                                                            -----------    -----------
          Total...........................................   56,872,367     48,728,040
Less unearned discount....................................      214,266        211,696
                                                            -----------    -----------
          Total...........................................  $56,658,101    $48,516,344
                                                            ===========    ===========

     As discussed in Note 1, the Bank adopted SFAS No. 114 and SFAS No. 118 effective January 1, 1995. Adoption of these statements had no impact on the Company's financial statements including the level of the allowance for credit losses. Instead. it resulted only in a reallocation of the existing allowance for credit loses.

     At December 31, 1996, the Bank had a recorded investment in impaired loans of approximately $1,485,000 under SFAS No. 114. Such impaired loans did not require an allowance for credit losses. At December 31, 1995, the recorded investment in impaired loans under SFAS No. 114 was approximately $1.028,000. These impaired loans required an allowance for credit losses of approximately $183,000.

     The average recorded investment in unpaired loans for the year ended December 31, 1996 and 1995 was $592,318 and $671,278, respectively. The Bank recognized interest income on these impaired loans of approximately $31,000 in 1995. No interest income was recognized on impaired loans during 1996.

     Loan maturities and rate sensitivity of the loan portfolio, excluding installment loans before unearned income and purchased receivables were as follows at December 31, 1996:

                                   WITHIN          ONE-          AFTER
                                  ONE YEAR      FIVE YEARS     FIVE YEARS       TOTAL
                                 -----------    -----------    ----------    -----------
Commercial, financial and
  industrial...................  $12,937,610    $ 5,549,389    $  209,560    $18,696,559
Real estate -- mortgage........    8,325,559     18,125,990     4,118,795     30,570,344
Real estate -- construction....    1,352,792      1,574,515        71,009      2,998,316
                                 -----------    -----------    ----------    -----------
          Total................  $22,615,961    $25,249,894    $4,399,364    $52,265,219
                                 ===========    ===========    ==========    ===========
Loans at fixed interest
  rates........................                 $10,998,024    $1,700,165
Loans at variable interest
  rates........................                  14,251,870     2,699,199
                                                -----------    ----------
          Total................                 $25,249,894    $4,399,364
                                                ===========    ==========

     Loans outstanding to directors, executive officers and their affiliates as of December 31, 1996 and 1995 were $3,671,040 and $3,344,568, respectively. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons.

     An analysis of activity with respect to these related-party loans is as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1996          1995
                                                              ----------    ----------
Beginning balance...........................................  $3,344,568    $  604,119
New loans...................................................     837,854     3,020,578
Repayments..................................................    (511,382)     (280,129)
                                                              ----------    ----------
Ending balance..............................................  $3,671,040    $3,344,568
                                                              ==========    ==========

6. NONPERFORMING LOANS

     The following table presents information relating to nonperforming loans and past due loans:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1996          1995
                                                              ----------    ----------
Nonaccrual loans............................................    $ 97,298      $369,009
90 days or more past due loans, not on nonaccrual...........     139,137       173,317
                                                                --------      --------
          Total.............................................    $236,435      $542,326
                                                                ========      ========

     There were no restructured loans during the years ended December 31, 1996, 1995 or 1994.

     With respect to these nonperforming loans, the following table presents interest income actually earned and additional interest income that would have been earned under the original terms of the loans:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1996      1995      1994
                                                           -------   -------   ------
Nonaccrual loans:
  Income earned..........................................  $12,253   $ 2,355   $8,720
  Forgone income.........................................   41,375    43,616    3,172

7. ALLOWANCE FOR CREDIT LOSSES

     An analysis of activity in the allowance for credit losses is as follows:

                                                              DECEMBER 31,
                                                    ---------------------------------
                                                      1996        1995        1994
                                                    ---------   ---------   ---------
Balance at beginning of year......................  $ 558,464   $ 507,316   $ 433,583
Additions -- provision charged to operations......    230,000     230,000     505,000
Deductions:
  Loans charged off...............................   (341,494)   (186,069)   (434,269)
  Loan recoveries.................................     27,864       7,217       3,002
                                                    ---------   ---------   ---------
Net charge-offs...................................   (313,630)   (178,852)   (431,267)
                                                    ---------   ---------   ---------
Balance at end of year............................  $ 474,834   $ 558,464   $ 507,316
                                                    =========   =========   =========

8. PREMISES AND EQUIPMENT

     Premises and equipment are summarized below:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1996          1995
                                                              ----------    ----------
Land........................................................  $1,134,210    $1,134,210
Buildings...................................................     831,251       831,251
Building improvements.......................................     265,004       261,878
Tenant lease improvements...................................      15,545         8,394
Furniture, fixtures and equipment...........................   2,025,654     1,589,955
                                                              ----------    ----------
          Total.............................................   4,271,664     3,825,688
Less accumulated depreciation and amortization..............   1,498,218     1,193,789
                                                              ----------    ----------
Premises and equipment, net.................................  $2,773,446    $2,631,899
                                                              ==========    ==========

9. DEPOSITS

     Included in interest-bearing deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 1996 and 1995 were as follows:

                                                                   DECEMBER 31,
                                                             -------------------------
                                                                1996          1995
                                                             ----------    -----------
Three months or less.......................................  $  806,164    $ 4,395,434
Four through six months....................................   2,195,318      2,341,170
Seven through twelve months................................   1,637,277      1,904,763
Thereafter.................................................   3,221,711      1,596,405
                                                             ----------    -----------
          Total............................................  $7,860,470    $10,237,772
                                                             ==========    ===========

     Interest expense for certificates of deposit in excess of $100,000 was $490,579, $389,136 and $163,410 for the years ended December 31, 1996, 1995 and
1994, respectively.

     The Bank has no brokered deposits and there are no major concentrations of deposits.

10. EMPLOYEE BENEFITS

     The Bank maintains a 401(k) plan (the "Plan") for substantially all employees having tenure of three months or more. The Bank matches contribution by the employee dollar-for-dollar up to a maximum contribution by the Bank of an amount equal to 6% of the employee's annual salary. The Bank's contributions to the Plan were approximately $72,000, $29,000 and $21,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     During June 1995 the Bank entered into a deferred compensation agreement with a key employee of the Bank. The agreement provided for total payments of $690,000, payable in five annual installments beginning in the year 2011, provided that such employee met certain conditions of continued employment.

     In connection with the deferred compensation agreement the Bank was making payments on a life insurance policy on behalf of the key employee. Upon reaching age 65, provided such employee met certain conditions of continued employment, the employee would receive the cash surrender value of this policy upon reimbursement to the Bank of all premiums paid by the Bank on behalf of the employee. In addition, the life insurance policy had an annuity feature which would pay $80,000 per year for 15 years.

     In exchange for the cancellation of these deferred compensation agreements the Bank agreed to contribute $650,000 to a new deferred compensation plan. During 1996 the Bank recognized $650,000 in connection with the settlement.

11. INTEREST RATE RISK

     The Bank is principally engaged in providing short-term commercial loans with interest rates that fluctuate with various market indices and long-term, fixed rate real estate loans. These loans are primarily funded through short-term demand deposits and longer-term certificates of deposit with variable and fixed rates. The real estate loans are more sensitive to interest rate risk than the commercial loans due to their fixed rates and longer maturities.

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is a party to various financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

     The following is a summary of the various financial instruments entered into by the Bank:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
Financial instruments whose contract amount represents
  credit risk:
  Commitments to extend credit..............................  $9,573,000   $8,063,000
  Standby letters of credit.................................      88,000      356,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

     The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to the Bank's customers.

13. STOCKHOLDERS' EQUITY

     The Company's 8% Class A Cumulative Convertible Preferred Stock may be converted into common stock at the option of the holder at a ratio of one share of $40 par value cumulative convertible preferred stock for ten shares of Company common stock. Bancshares may redeem this preferred stock at par value or convert this preferred stock to common stock any time after July 1, 1998.

     During 1995 Bancshares completed an offering of 864,500 shares of its $1 par value common stock at a price of $4 per share. The proceeds of the offering after deducting all associated costs were $3,288,633 or $3.80 per share.

14. STOCK OPTIONS

     Options have been granted to key employees, officers and directors at prices determined by the Board of Directors which approximate the book value of the common stock at the date of grant. Options granted under the plan vest immediately and must be exercised no later than ten years from the date of grant. No more than 135,515 shares of common stock may be issued under this plan. A summary of changes in outstanding options is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                           1996       1995      1994
                                                          -------    ------    ------
Shares under option, beginning of period................   75,000    75,000    23,000
Changes during the period:
  Granted...............................................   60,500              52,000
  Cancelled/expired.....................................   (2,000)
  Exercised.............................................   (2,000)
                                                          -------    ------    ------
Shares under option, end of period......................  131,500    75,000    75,000
                                                          =======    ======    ======
Weighted average option price...........................  $  3.21    $ 3.20    $ 2.96
                                                          =======    ======    ======

     At December 31, 1996, the Company has one stock-based compensation plan, which is described above. The Company applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):

                                     1996                      1995                      1994
                            -----------------------   -----------------------   -----------------------
                            AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                            -----------   ---------   -----------   ---------   -----------   ---------
Net income................   $499,069     $493,983     $816,807     $811,807     $550,777     $545,661
Primary earnings per
  share...................   $   0.20     $   0.20     $   0.43     $   0.43     $   0.39     $   0.39
Fully diluted earnings per
  share...................       0.20         0.20         0.43         0.43         0.39         0.39

     The fair value of options at date of grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions.

                                                              1996     1994
                                                              -----    -----
Expected live (years).......................................  10.00    10.00
Interest rate...............................................   5.65%    7.84%
Volatility..................................................   0.00%    0.00%
Dividend yield..............................................   6.20%    4.50%

     No options were granted during the year ended December 31, 1995.

15. INCOME TAXES

     The components of the provision for federal income taxes are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1996        1995        1994
                                                     --------    --------    --------
Current............................................  $ 82,446    $ 90,058    $102,975
Deferred...........................................   280,738     166,899     168,819
                                                     --------    --------    --------
          Total....................................  $363,184    $256,957    $271,794
                                                     ========    ========    ========

     The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on income as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      1996        1995         1994
                                                    --------    ---------    --------
Taxes calculated at statutory rate................  $303,366    $ 365,080    $279,674
Increase (decrease) resulting from other, net.....    59,818     (108,123)     (7,880)
                                                    --------    ---------    --------
          Total...................................  $363,184    $ 256,957    $271,794
                                                    ========    =========    ========

     Deferred income taxes and benefits are provided for differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Significant deferred tax assets and liabilities at December 31, 1996 and 1995 were as follows:

                                                                1996        1995
                                                              --------    ---------
Deferred tax assets:
  Allowance for credit losses...............................  $ 12,245    $  65,949
  Net operating loss carryforward...........................    17,262       75,043
  Investment tax credit.....................................    28,915       28,915
  Unrealized loss on securities available for sale..........    48,647       43,720
  Deferred compensation.....................................   280,500
  Other.....................................................    18,683       13,134
                                                              --------    ---------
          Total deferred tax assets.........................   406,252      226,761
                                                              --------    ---------
Deferred tax liabilities:
  Depreciable assets........................................    69,000       59,707
  Cash to accrual...........................................   332,994      443,534
                                                              --------    ---------
          Total deferred tax liabilities....................   401,994      503,241
                                                              --------    ---------
          Net deferred tax asset (liability)................  $  4,258    $(276,480)
                                                              ========    =========

     During 1988 Bancshares sold shares of common stock which resulted in a change in ownership as defined under tax law. This change in ownership caused a severe limitation on the Company's ability to utilize its net operating loss carryforwards. In general, the current tax law limits the Company's annual utilization of its net operating loss carryforwards to an amount approximating 7% of the fair market value of the Company at the date the change in ownership occurred. Management currently estimates that the maximum annual utilization of the net operating loss carryforward will approximate $170,000. The Company's net operating loss carryforwards of $51,000 as of December 31, 1996 will begin to expire in the year ending December 31, 2003, if not utilized. The Company's investment tax credit carryforward of $29,000 will expire in the year ending December 31, 2000.

16. DIVIDEND RESTRICTIONS

     Dividends paid by Bancshares and by the Bank to Bancshares are subject to restrictions by certain regulatory agencies. There was an aggregate of approximately $651,000 and $955,000, respectively available for payment of dividends at December 31, 1996 under these restrictions. Dividends paid by the Bank to Bancshares for the years ended December 31, 1996, 1995 and 1994 were $90,000, $420,000 and $745,719, respectively. Bancshares paid cash dividends to its stockholders of $488,048, $474,274 and $253,259 for the years ended December 31, 1996, 1995 and 1994, respectively.

17. REGULATORY MATTERS

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Any institution that fails to meet its minimum capital requirements is subject to actions by regulators that could have a direct material effect on the Company's and the Bank's financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines based on the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and the Bank's classification under the regulatory framework for prompt corrective action are also subject to qualitative judgments by the regulators about the components, risk weightings and other factors.

     To meet the capital adequacy requirements, the Company and the Bank must maintain minimum capital amounts and ratios as defined in the regulations. Management believes, as of December 31, 1996, that the Company and the Bank met all capital adequacy requirements to which they are subject.

     At December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The following is a summary of the Company's and the Bank's capital ratios at December 31, 1996 and 1995.

                                                                                        TO BE WELL
                                                                                    CAPITALIZED UNDER
                                                                  FOR CAPITAL       PROMPT CORRECTIVE
                                               ACTUAL         ADEQUACY PURPOSES:    ACTION PROVISIONS:
                                         ------------------   -------------------   ------------------
                                           AMOUNT     RATIO     AMOUNT      RATIO     AMOUNT     RATIO
                                         ----------   -----   ----------    -----   ----------   -----
CONSOLIDATED:
  As of December 31, 1996:
    Total Capital
      (to Risk Weighted Assets)........  $8,072,005   13.2%   $5,290,635    8.0%           N/A     N/A
    Tier I Capital
      (to Risk Weighted Assets)........   7,597,171   12.4%    2,645,318    4.0%           N/A     N/A
    Tier I Capital
      (to Average Assets)..............   7,597,171    5.7%    3,967,713    3.0%           N/A     N/A
  As of December 31, 1995:
    Total Capital
      (to Risk Weighted Assets)........   8,186,214   14.3%    4,575,601    8.0%           N/A     N/A
    Tier I Capital
      (to Risk Weighted Assets)........   7,627,751   13.3%    2,287,800    4.0%           N/A     N/A
    Tier I Capital
      (to Average Assets)..............   7,627,751    6.3%    3,617,727    3.0%           N/A     N/A

BANK ONLY:
  As of December 31, 1996:
    Total Capital
      (to Risk Weighted Assets)........  $8,032,685   12.2%   $5,268,830    8.0%    $6,586,037   10.0%
    Tier I Capital
      (to Risk Weighted Assets)........   3,557,851   11.5%    2,643,819    4.0%     3,965,729    6.0%
    Tier I Capital
      (to Average Assets)..............   3,557,851    5.7%    3,980,300    3.0%     3,980,300    5.0%
  As of December 31, 1995:
    Total Capital
      (to Risk Weighted Assets)........   7,611,361   13.4%    4,559,601    8.0%     5,699,501   10.0%
    Tier I Capital
      (to Risk Weighted Assets)........   7,052,897   12.4%    2,279,800    4.0%     3,419,701    6.0%
    Tier I Capital
      (to Average Assets)..............   7,052,897    6.0%    3,550,138    3.0%     5,916,896    5.0%

18. NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

     The following table presents information necessary for the computation of earnings per common and common equivalent share for the years ended December 31, 1996, 1995 and 1994:

                                                      1996         1995         1994
                                                   ----------   ----------   ----------
Net income.......................................  $  499,069   $  816,807   $  550,277
Less preferred stock dividends...................      68,400       68,400       68,400
                                                   ----------   ----------   ----------
Net income available to common stockholders......  $  430,669   $  748,407   $  481,877
                                                   ==========   ==========   ==========
Weighted average number of common and common
  equivalent shares outstanding..................   2,153,281    1,745,821    1,231,738
                                                   ==========   ==========   ==========

19. DISCLOSURE ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair values of financial instruments is made in accordance with SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The following methods and assumptions were used to estimate the fair values of each class of financial instruments for which it is practicable to estimate that value.

     Cash and Cash Equivalents -- For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities -- For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Loan Receivables -- The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Deposit Liabilities -- The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

     Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written -- The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

     The estimated fair values of the Company's financial instruments were as follows:

                                       DECEMBER 31, 1996             DECEMBER 31, 1995
                                  ---------------------------   ---------------------------
                                    CARRYING         FAIR         CARRYING         FAIR
                                     AMOUNT         VALUE          AMOUNT         VALUE
                                  ------------   ------------   ------------   ------------
Financial assets:
  Cash and cash equivalents.....  $ 17,411,493   $ 17,411,493   $ 18,624,620   $ 18,624,620
  Interest-bearing deposits.....                                      95,000         95,000
  Investment securities
     available for sale.........    53,212,387     53,212,387     48,863,899     48,863,899
  Loans held for sale...........       237,789        237,789        213,962        213,962
  Loans.........................    56,658,101     56,658,000     48,516,344     48,371,000
  Less allowance for credit
     losses.....................      (474,834)      (474,834)      (558,464)      (558,464)
                                  ------------   ------------   ------------   ------------
          Total.................  $127,044,936   $127,044,835   $115,755,361   $115,610,017
                                  ============   ============   ============   ============
Financial
  liabilities -- deposits.......  $122,931,420   $123,169,042   $112,400,598   $112,364,498
                                  ------------   ------------   ------------   ------------
          Total.................  $122,931,420   $123,169,042   $112,400,598   $112,365,498
                                  ============   ============   ============   ============

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

20. PARENT-COMPANY-ONLY FINANCIAL INFORMATION

     The following are parent-company-only condensed balance sheets as of December 31, 1996 and 1995 and condensed statements of income and condensed statements of cash flows for the three years in the period ended December 31, 1996.

                         FIRST HOUSTON BANCSHARES, INC.

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
ASSETS
Cash........................................................  $       200   $   311,757
Investment in subsidiary....................................    7,506,243     7,031,040
Receivable from Bank........................................      540,118       152,341
Other assets................................................       90,000       200,000
                                                              -----------   -----------
          TOTAL.............................................  $ 8,136,561   $ 7,695,138
                                                              ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Payable to Altair.........................................  $    77,586   $   106,049
  Federal income tax payable................................      461,804
                                                              -----------   -----------
          Total liabilities.................................      539,390       106,049
STOCKHOLDERS' EQUITY:
  Common stock..............................................    2,098,238     2,096,238
  Preferred stock...........................................      855,000       855,000
  Capital surplus...........................................    6,183,614     6,178,994
  Accumulated deficit.......................................   (1,445,255)   (1,456,275)
  Unrealized loss on securities, net of tax.................      (94,426)      (84,868)
                                                              -----------   -----------
          Total stockholders' equity........................    7,597,171     7,589,089
                                                              -----------   -----------
          TOTAL.............................................  $ 8,136,561   $ 7,695,138
                                                              ===========   ===========

                         FIRST HOUSTON BANCSHARES, INC.

                         CONDENSED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996        1995        1994
                                                            --------    --------    ---------
INCOME -- Dividends from subsidiary.......................  $ 90,000    $420,000    $ 754,719
OPERATING EXPENSE -- Other expense........................    59,703      50,110       50,665
                                                            --------    --------    ---------
INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARY..................................    30,297     369,890      704,054
INCOME TAX EXPENSE (BENEFIT)..............................    15,990        (233)      17,226
                                                            --------    --------    ---------
INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS (LOSS) OF
  SUBSIDIARY..............................................    14,307     370,123      721,280
EQUITY IN UNDISTRIBUTED EARNINGS (LOSS) OF SUBSIDIARY.....   484,762     446,684     (170,503)
                                                            --------    --------    ---------
NET INCOME................................................  $499,069    $816,807    $ 550,777
                                                            ========    ========    =========

                         FIRST HOUSTON BANCSHARES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................  $ 499,069    $   816,807    $ 550,777
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in undistributed (earnings) loss of
       subsidiary......................................   (484,762)      (446,684)     170,503
     Increase in receivable from Bank..................   (387,777)      (158,090)     (35,745)
     Decrease (increase) in other assets...............    110,000       (182,773)
     Increase in federal income taxes payable..........    461,804
     (Decrease) increase in payable to Altair..........    (28,463)       111,798
     Decrease in accounts payable......................                                (47,432)
                                                         ---------    -----------    ---------
          Total adjustments............................   (329,198)      (675,749)      87,326
                                                         ---------    -----------    ---------
          Net cash provided by operating activities....    169,871        141,058      638,103
                                                         ---------    -----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in prepaid offering expense.................                    35,000       33,439
  Dividends paid.......................................   (488,048)      (474,274)    (253,259)
  Capital contribution to subsidiary...................                (2,750,000)    (350,000)
  Proceeds from stock offering.........................                 3,288,633
  Proceeds from exercise of stock options..............      6,620
                                                         ---------    -----------    ---------
          Net cash (used in) provided by financing
            activities.................................   (481,428)        99,359     (569,820)
                                                         ---------    -----------    ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS...   (311,557)       240,417       68,283
CASH AND CASH EQUIVALENTS:
  Beginning of year....................................    311,757         71,340        3,057
                                                         ---------    -----------    ---------
  End of year..........................................  $     200    $   311,757    $  71,340
                                                         =========    ===========    =========

21. SUBSEQUENT EVENT

     On February 5, 1997 the Company entered into a letter of intent with a Bank Holding Company to exchange all of the Company's outstanding common stock for common stock of the Bank Holding Company. The letter of intent does not constitute a binding agreement and is subject to due diligence investigations, completion of a merger agreement, regulatory approval and approval from the Bank Holding Company's and the Company's board of directors and stockholders.